UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):		March 9, 2010

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
100 E. Wisconsin Avenue, Suite 2780,
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of
the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Joy Global Inc. held its annual meeting of shareholders on March 9, 2010. At the annual meeting, there were two proposals voted on by shareholders.

Proposal # 1

Each of our directors standing for election was re-elected to a term ending at the 2011 annual meeting.
Election to the board of directors required each nominee to receive a plurality of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the annual meeting. The votes cast are listed below:
					Broker
	For	Against	Withheld	Abstained	Non-Votes

Steven L. Gerard	79,240,517.7	-	2,142,736.1	-	10,414,171

John Nils Hanson	78,562,921.8	-	2,820,332.0	-	10,414,171

Ken C. Johnsen	81,064,528.8	-	318,725.0	-	10,414,171

Gale E. Klappa	81,012,656.8	-	370,597.0	-	10,414,171

Richard B. Loynd	81,035,865.8	-	347,388.0	-	10,414,171

P. Eric Siegert	81,070,596.8	-	312,657.0	-	10,414,171

Michael W. Sutherlin	81,151,073.8	-	232,180.0	-	10,414,171

James H. Tate	79,234,230.8	-	2,149,023.0	-	10,414,171

Proposal # 2

Shareholders were asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending October 29, 2010. Ratification of the appointment required the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voted at the meeting. The proposal was passed and the votes cast are listed below:

				Broker
	For	Against	Abstained	Non-Votes
	88,441,318.8	3,286,881	69,225	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: March 9, 2010	By:	/s/ Ricky T. Dillon
Ricky T. Dillon
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)